Calculation of Filing Fee Tables
S-3
HERSHEY CO
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.550% Notes due 2028	457(r)	500,000,000		$ 499,655,000.00	0.0001531	$ 76,497.18
Fees to be Paid	2	Debt	4.750% Notes due 2030	457(r)	500,000,000		$ 499,120,000.00	0.0001531	$ 76,415.27
Fees to be Paid	3	Debt	4.950% Notes due 2032	457(r)	500,000,000		$ 499,065,000.00	0.0001531	$ 76,406.85
Fees to be Paid	4	Debt	5.100% Notes due 2035	457(r)	500,000,000		$ 497,870,000.00	0.0001531	$ 76,223.90
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,995,710,000.00		$ 305,543.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 305,543.20
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 (File No. 333-279759) filed with the Securities and Exchange Commission on May 28, 2024 was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This registration fee table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

[2]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 (File No. 333-279759) filed with the Securities and Exchange Commission on May 28, 2024 was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This registration fee table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

[3]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 (File No. 333-279759) filed with the Securities and Exchange Commission on May 28, 2024 was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This registration fee table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

[4]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 (File No. 333-279759) filed with the Securities and Exchange Commission on May 28, 2024 was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This registration fee table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.